Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mobileye Global Inc. of our report dated March 2, 2022 relating to the financial statements of Mobileye Group (a business of Intel Corporation), which appears in the Registration Statement on Form S-1 (File No. 333-267685).

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
October 26, 2022